UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              TAG-IT PACIFIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                             95-4654481
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                       21900 BURBANK BOULEVARD, SUITE 270
                        WOODLAND HILLS, CALIFORNIA 91367
               (Address of Principal Executive Offices) (Zip Code)

            TAG-IT PACIFIC, INC. AMENDED AND RESTATED 1997 STOCK PLAN
                            (Full Title of the Plan)

                                LONNIE D. SCHNELL
                             CHIEF FINANCIAL OFFICER
                              TAG-IT PACIFIC, INC.
                       21900 BURBANK BOULEVARD, SUITE 270
                        WOODLAND HILLS, CALIFORNIA 91367
                     (Name and Address of Agent for Service)

                                 (818) 444-4100
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                             SHERMAN OAKS, CA 91403

                         CALCULATION OF REGISTRATION FEE

=================== ================ ================== ================ ================
                                      Proposed Maximum  Proposed Maximum
Title of Securities   Amount To Be     Offering Price       Aggregate       Amount Of
 To Be Registered    Registered (1)     Per Share (2)   Offering Price   Registration Fee
------------------- ---------------- ------------------ ---------------- ----------------
Common Stock.......    2,922,500          $1.275          $3,726,188           $115
=================== ================ ================== ================ ================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Amended and Restated 1997 Stock Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of securities to be offered or sold pursuant to the Amended and Restated 1997 Stock Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on April 5, 2007.

         PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE REGISTRANT HEREBY MAKES THE FOLLOWING STATEMENT:

         On April 16, 1998, Tag-It Pacific, Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-50267), on October 21, 2003, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-109854) and on October 13, 2004, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-119712) (together, the "Prior Registration Statements") relating to shares of Common Stock to be issued pursuant to the Tag-It Pacific, Inc. 1997 Stock Plan, as amended (the "Plan"). The Prior Registration Statements are currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statements relate and
(b) to be issued pursuant to the Plan. The contents of the Prior Registration Statements are incorporated herein by reference.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         23.1     Consent of Singer Lewak Greenbaum & Goldstein LLP.

         23.2     Consent of BDO Seidman, LLP.

         23.3     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 12th day of April, 2007.

                                      TAG-IT PACIFIC, INC.
                                      (Registrant)

                                      By: /s/ Stephen P. Forte
                                          -------------------------------------
                                          Stephen P. Forte
                                          Chief Executive Officer


                                POWER OF ATTORNEY

             Each person whose signature appears below constitutes and appoints Stephen P. Forte and Lonnie D. Schnell, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

       SIGNATURE                         TITLE                        DATE

/s/ Stephen P. Forte            Chief Executive Officer          April 12, 2007
-------------------------   (Principal executive Officer)
Stephen P. Forte                    and Director

/s/ Lonnie D. Schnell           Chief Financial Officer          April 12, 2007
-------------------------      (Principal Financial and
Lonnie D. Schnell                 Accounting Officer)

/s/ Mark Dyne                      Chairman of the               April 12, 2007
-------------------------        Board of Directors
Mark Dyne

/s/ Colin Dyne                  Vice Chairman of the             April 12, 2007
-------------------------        Board of Directors
Colin Dyne

/s/ Jonathan Burstein                 Director                   April 12, 2007
-------------------------
Jonathan Burstein

                                      Director                   April 12, 2007
-------------------------
Brent Cohen

/s/ Joseph Miller                     Director                   April 12, 2007
-------------------------
Joseph Miller

/s/ Susan White                       Director                   April 12, 2007
-------------------------
Susan White

/s/ Raymond Musci                     Director                   April 12, 2007
-------------------------
Raymond Musci

/s/ William Sweedler                  Director                   April 12, 2007
-------------------------
William Sweedler


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


                                  EXHIBIT INDEX

EXHIBIT
  NO.    EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------
5.1      Opinion of Stubbs Alderton & Markiles, LLP.

23.1     Consent of Singer Lewak Greenbaum & Goldstein LLP.

23.2     Consent of BDO Seidman, LLP.

23.3     Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


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